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                          INDEPENDENT AUDITORS' CONSENT


To the Shareholders and Board of Directors
Quest of Value Fund, Inc.:

We consent to the use of our report dated December 9, 1994 included herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                    /s/ KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP


New York, New York
September 29, 1995